Exhibit 16

        SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

AVERAGE ANNUAL RETURN QUOTATIONS

EQUITY FUND:

     The Average Annual Total Return for the Equity Portfolio of the Canandaigua National Collective Investment Fund for Qualified Trusts, the predecessor to the Equity Fund, was calculated according to the following formula:

                 n
FORMULA:  P (1+T)    = ERV

          P=   a hypothetical investment of $1,000
          T=   average total return
          n=   number of years
          ERV= ending  redeemable  value  of  a hypothetical $1,000 payment
made at        the beginning of the 1, 5 or 10  year  (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or fractional portion thereof)

                                Ending         Average
          Period                Redeemable     Annual Rate
          COVERED:              VALUE:          OF RETURN:

     Year Ended 12/31/96        $1,215.90      21.59%

     Inception (10/21/92)
     through 12/31/96           $1,129.95      12.95%

BOND FUND:

     The Average Annual Total Return for the Bond Portfolio of the Canandaigua National Collective Investment Fund for Qualified Trusts, the predecessor to the Bond Fund, was calculated according to the following formula:

                 n
FORMULA:  P (1+T)    = ERV

          P=   a hypothetical investment of $1,000
          T=   average total return
          n=   number of years
          ERV= ending  redeemable  value of a hypothetical  $1,000  payment
made at        the beginning of the  1,  5 or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or fractional portion thereof)




                                Ending         Average
          Period                Redeemable     Annual Rate
          COVERED:              VALUE:          OF RETURN:

     Year Ended 12/31/96        $1,023.70      2.37%

     Inception (10/21/92)
     through 12/31/96           $1,055.40      5.54%